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                                  EXHIBIT 2.1


                            STOCK PURCHASE AGREEMENT


                                  by and among


                          COMVEST CAPITAL PARTNERS, LLC

                                       and


                                 LIL MARC, INC.
                              GEORGE I. NORMAN III
                                LAURIE J. NORMAN
                        ALEWINE LIMITED LIABILITY COMPANY
                                       and
                                  LINDA BRYSON


                               As of May 19, 2000


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


     STOCK PURCHASE AGREEMENT, dated as of May 19, 2000 by and among ComVest Capital Partners, LLC (hereinafter referred to as "Buyer") and Lil Marc, Inc., a Nevada corporation (the "Company"), George I. Norman III, Laurie J. Norman, Alewine Limited Liability Company ("Alewine"), and Linda Bryson (Mr. Norman, Ms. Norman, Alewine and Ms. Bryson are sometimes hereinafter referred to individually as a "Seller" and collectively as the "Sellers").

                              W I T N E S S E T H :

     WHEREAS, Buyer desires to purchase in the aggregate 1,194,166 shares (the "1,194,166 Shares") of common stock, par value $.01 per share (the "Common Stock") of the Company from the Sellers for in the aggregate $315,000 and the Sellers severally desire to sell the 1,194,166 Shares to Buyer, and/or its designees (the "1,194,166 Share Purchase");

     WHEREAS, simultaneously with the 1,194,166 Share Purchase, the Buyer desires to purchase from the Company for in the aggregate $250,000 (i) 1,000,000 shares of Common Stock and (ii) an eighteen (18) month warrant (the "Warrant") to purchase 3,000,000 shares of Common Stock at an exercise price of $.25 per share (the "1,000,000 Share and Warrant Purchase," and together with the 1,194,166 Share Purchase shall sometimes hereinafter be collectively referred to as the "Purchase Transactions");

     WHEREAS, the Company is a corporation subject to the reporting requirements of Section 15(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and has not had any active operations other than as disclosed in its Annual Report on Form 10-KSB for the year ended December 31, 1999;

     WHEREAS,   the   shares  of  Common   Stock  are   quoted  on  the   NASD's
over-the-counter Bulletin Board (the "OTCBB") under the symbol "LILM;"

     WHEREAS, as of the date hereof and prior to the Purchase Transactions, the Company has (i) 1,768,666 shares of Common Stock issued and outstanding, and
(ii) no options, warrants or other convertible or exchangeable securities are outstanding;

     WHEREAS, simultaneously with the closing of the Purchase Transactions, all of the directors and officers of the Company shall resign and be replaced by designees of the Buyer;

     WHEREAS, immediately following the Closing of the Purchase Transactions, the outstanding securities of the Company shall be (i) 2,768,666 shares of Common Stock consisting of (a) 2,194,666 shares of Common Stock owned by the Buyer, and (b) 574,500 shares of Common Stock owned by the Company's other shareholders, and (ii) the Warrant to purchase 3,000,000 shares of Common Stock.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, the parties hereto do hereby agree as follows:

1.  SALE OF SECURITIES, ETC.

     1.1 1,194,166 Share Purchase. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 2.1 below) to be held pursuant to Section 2 below, Sellers shall sell, assign, transfer, convey and deliver to Buyer (and/or its designees), and Buyer (and/or its designees) shall purchase and acquire from Sellers, good and marketable title to the 1,194,166 Shares, free and clear of all mortgages, liens, encumbrances, claims, equities and obligations to other persons of every kind and character, except that the 1,194,166 Shares will be "restricted securities" as defined in the Securities Act of 1933, as amended (the "Securities Act"). The aggregate purchase price for all 1,194,166 Shares shall be $315,000 (approximately $.264 per share) payable to Sellers according to the amounts set forth on Schedule 1.1 hereto. Schedule
1.1 also contains the name of each Seller, the number of each stock certificate to be transferred by each Seller and the number of the 1,194,166 Shares represented thereby.

     1.2  1,000,000  Share  and  Warrant  Purchase.  Subject  to the  terms  and conditions of this Agreement, at the Closing, the Company shall sell to the Buyer (and/or its designees) and the Buyer (and/or its designees) shall purchase from the Company for an aggregate purchase price of $250,000 (i) 1,000,000 shares of Common Stock (the "1,000,000 Shares"), and (ii) the Warrant to purchase 3,000,000 shares of Common Stock at an exercise price of $.25 per share. The form of Warrant is annexed hereto as Exhibit 1.2.

     1.3 Post-Closing Capital Structure. Immediately following the Closing there shall be no outstanding securities of the Company except (i) 2,768,666 shares of Common Stock consisting of (a) 2,194,166 owned by the Buyer; and (b) 574,500 shares of Common Stock owned by other stockholders of the Company; and (ii) the Warrant to purchase 3,000,000 shares of Common Stock. The 1,000,000 Shares, the Warrant, and the 3,000,000 shares of Common Stock issuable upon execution of the Warrant shall be "restricted securities" as defined under the Securities Act.

2.  THE CLOSING

     2.1 Place and Time. The closing of the sale and purchase of the Shares (the "Closing") shall take place at the offices of Gusrae, Kaplan & Bruno, 120 Wall Street, New York, New York at 10:00 a.m. on such date as the parties hereto have satisfied all closing conditions as set forth in Sections 7 and 8 but no later than May 26, 2000 (unless otherwise agreed to by the parties or unless the failure to close is the result of the actions of the Company or the Sellers) or at such other place, date and time as the parties may agree in writing.

     2.2 Deliveries by Sellers. At the Closing, Sellers shall deliver the following to Buyer:

          (a) Certificates representing the 1,194,166 Shares, duly endorsed for transfer to Buyer (and/or its designees), or accompanied by duly executed stock powers in blank, together with such other documents or instruments, if any, as may be necessary (in the opinion of the Buyer), to convey the Shares to Buyer (and/or its designees) as provided herein.

          (b) A certificate executed by each of Sellers, attesting to the accuracy of the representations and warrants of Sellers made in this Agreement.

          (c) All other documents, instruments and writings required (or reasonably requested by the Buyer and/or its counsel), by this Agreement to be delivered by Sellers at the Closing.

          (d) A stock certificate for 100,000 shares of Common Stock to be placed into escrow with the Escrow Agent (as defined below) and used for the purchase of all of the capital stock of the Company's wholly owned subsidiary as provided in Section 14.2 of this Agreement.

          (e) The Stock Sale Agreement (the "Stock Sale Agreement") in the form annexed hereto as Exhibit 14.2(a).

          (f) The executed Escrow Agreement (the "Escrow Agreement") in the form annexed hereto as Exhibit 14.2(b).

          (g) Letter acknowledging receipt of $315,000 and simultaneous transfer of $15,000 to the person set forth on Schedule 5.7 hereto.

     2.3 Deliveries by the Company. At the Closing, the Company shall deliver to the Buyer the following:

          (a) A stock certificate(s) in the name of the Buyer (and/or its designees) representing the 1,000,000 Shares purchased by the Buyer;

          (b) The Warrant (executed);

          (c) Resignations of all directors and officers of the Company (effective as of the Closing) and the unanimous written consent of Board of Directors of the Company electing Buyer' designees (effective immediately subsequent to the Closing) to fill the vacancies in the Board of Directors of the Company.

          (d) A certificate issued by the Nevada Secretary of State as to the good standing of the Company as of the date of the Closing;

          (e) A true and complete copy of the Certificate of Incorporation (as amended) of the Company as in effect as of the date of the Closing, certified by the Secretary of State of Nevada;

          (f) A true and correct copy of the By-Laws (as amended) of the Company as in effect as of the date of the Closing, certified by the Secretary of the Company;

          (g) A stock certificate in the name of the Company's wholly-owned subsidiary representing all of the issued and outstanding capital stock of such wholly-owned subsidiary (which stock certificate shall be delivered directly to the Escrow Agent and held pursuant to the Escrow Agreement);

          (h) Legal opinion from Company counsel;

          (i) Officers' certificate;

          (j) Board Resolutions authorizing all transactions contemplated by this Agreement (including the sale of the Company's subsidiary for 100,000 shares of Common Stock);

          (k) All other documents, instruments and writings required (or reasonably requested by the Buyer and/or its counsel);

          (l) True and complete copies of the minute books (original) and all other original books, records and other documents (including tax returns, SEC filings and correspondence and NASD filings and correspondence) of the Company. Such books and records shall be complete and accurate in all material respects and shall reflect all material actions of the Company from the date of its incorporation to the date of the Closing;

          (m) Letter acknowledging receipt of $250,000 for the sale of the 1,000,000 Shares and the Warrant;

          (n) The executed Escrow Agreement; and

          (o) The executed Stock Sale Agreement.

     2.4 Deliveries by Buyer. At the Closing, the Buyer shall deliver the following to the Sellers:

          (a) Bank, certified or cashier's checks payable to the order of (i) Sellers in the amount of $315,000 in accordance with Section 1.1 above, from which $315,000 purchase price shall be paid $15,000 directly at the Closing to the person set forth on Schedule 5.7.

          (b) Bank, certified or cashier's checks payable to the order of the Company in the amount of $250,000 in accordance with Section 1.2 above (with satisfactory assurance that funds have been placed into a Company bank account).

          (c) A certificate executed by the Buyer, attesting to the accuracy of the representations and warranties of Buyer made in this Agreement.

          (d) All other documents, instruments and writings required by this Agreement to be delivered by Buyer at the Closing.

          (e) A list of all nominees to fill all vacancies of the Board of Directors of the Company.

          (f) The Investment Letter annexed hereto as Exhibit 4.4.

          (g) Letter acknowledging receipt of the 1,000,000 Shares and the Warrant.

3.  REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANY

     Sellers and the Company severally represent, warrant and covenant to and with Buyer, both as of the date of this Agreement and as of the date of Closing, as an inducement to Buyer to enter into this Agreement and to consummate the transaction contemplated hereby as follows:

     3.1 Authorization of Agreement. The Company and each of the Sellers is fully able, authorized and empowered to execute and deliver this Agreement and any other agreement or instrument contemplated by this Agreement and to perform his, her or its covenants and agreements hereunder and thereunder. This Agreement and any such other agreement or instrument, upon execution and delivery by Sellers and the Company (and assuming due execution and delivery hereof and thereof by the other parties hereto and thereto), will constitute a valid and legally binding obligation of each of the Sellers and the Company, in each case enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies against the Company and the Sellers under or by virtue of this Agreement or such other agreement or instrument.

     3.2 Ownership of the 1,194,166 Shares. Each of the Sellers is the sole record and beneficial owner of that portion of the 1,194,166 Shares set forth opposite his, her or its name on Schedule 1.1, annexed hereto. Each of the Sellers holds his, her or its respective Shares free and clear of any lien, pledge, encumbrance, charge, security interest, claim or right of another and has the absolute right to sell and transfer such 1,194,166 Shares to the Buyer as provided in this Agreement without the consent of any other person or entity. Upon transfer of such 1,194,166 Shares to Buyer hereunder, Buyer will acquire good and marketable title to such 1,194,166 Shares free and clear of any lien, pledge, encumbrance, charge, security interest, claim or right of another.

     3.3 No Breach. Neither the execution and delivery of this Agreement nor compliance by the Company and/or the Seller with any of the provisions hereof nor the consummation of the Transactions and actions contemplated hereby will:

          (a) violate or conflict with any provision of the Certificate of Incorporation or By-Laws of the Company;

          (b) violate or, alone or with notice of the passage of time, result in the material breach or termination of, or otherwise give any contracting party the right to terminate, or declare a material default under, the terms of any agreement or other document or undertaking, oral or written to which any of the Sellers and/or the Company is a party or by which any of them or any of their respective properties or assets may be bound;

          (c) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of any of the Sellers and/or the Company pursuant to the terms of any such agreement or instrument;

          (d) violate any statute, ordinance, regulation judgment, order, injunction, decree or award of any court or governmental or quasi governmental agency against, or binding upon any of the Sellers and/or the Company or upon any of their respective properties or assets; or

          (e) violate any law or regulation of any jurisdiction relating to any of the Sellers and/or the Company or any of their respective securities, assets or properties.

     3.4 The 1,000,000 Shares and the Warrants. The Warrant, the 1,000,000 shares of Common Stock and the 3,000,000 shares of Common Stock issuable upon exercise of the Warrant when issued shall be duly authorized, fully paid and non-assessable and vest in the Buyer full and absolute title free and clear of any lien, pledge, encumbrances or any other change and will not be issued in violations of any pre-emptive rights or similar rights including any rights of first refusal.

     3.5 Obligations; Authorizations. Neither the Company nor any of the Sellers is (i) in violation of any judgment, order, injunction, award or decree which is binding on any of them or any of their assets, properties, operations or business which violation, by itself or in conjunction with any other such violation, would materially and adversely affect the consummation of the transaction contemplated hereby; or (ii) in violation of any law or regulation or any other requirement of any governmental body, court or arbitrator relating to him, her or it, or to his, her or its assets, operations or businesses which violation, by itself or in conjunction with other violations of any other law, regulation or other requirement, would materially adversely affect the consummation of the transaction contemplated hereby.

     3.6 Consents. All requisite consents of third parties, including, but not limited to, governmental or other regulatory agencies, federal, state or municipal, required to be received by or on the part of the Company and/or each of the Sellers for the execution and delivery of this Agreement and the performance of their respective obligations hereunder have been obtained and are in full force and effect. The Company and the Sellers have fully complied with all conditions of such consents.

     3.7 SEC Reports. The Company has filed in a timely manner with the Securities and Exchange Commission (the "SEC"), all reports required to be filed and is "current" in its reporting obligations. The Company has delivered to Buyer a true and correct copy of each of the following documents (the "SEC Reports") relating to the Company, receipt of which is hereby acknowledged by
Buyer: (i) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, (ii) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 (the "1998 10-K"), (iii) Quarterly Reports on Form 10-Q for the quarters ended September 30, 1999, June 30, 1999 and March 31, 1999, (iv) the Quarterly Report on

Form 10-QSB for the quarter ended March 31, 2000, (v) all Forms 3 and Forms 4 filed by the Company and its shareholders, and (vi) the Company's Form 10-SB filed by the Company on June 10, 1998 (and all amendments thereto), which became effective on August 11, 1998. The Company has been subject to the requirements of Section 15(d) of the Exchange Act since at least August 8, 1998, and the SEC Reports constitute all of the documents and reports that the Company was required to file with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder by the SEC since August 8, 1998. As of their respective dates, the SEC Reports comply in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and none of the SEC Reports contained an untrue statement of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.8 Financial Statements. The financial statements of the Company included in the SEC Reports (including in each case the related notes thereto) (i) are in accordance with the books and records of the Company, (ii) are correct and complete in all material respects, (iii) present fairly the financial position and results of operations of the Company as of the respective dates indicated (subject, in the case of unaudited statements, to normal, recurring adjustments, none of which were material) and (iv) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP").

     3.9 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full power and authority to own, lease and operate its properties and to carry on its business as now being and as heretofore conducted. The Company is duly qualified as a foreign corporation in the State of Utah. The Company is not qualified or licensed to do business as a foreign corporation in any other jurisdiction and neither the location of its assets nor the nature of its business requires it to be so qualified.

     3.10 Capitalization. The total authorized and issued capital stock of the Company as of the date of this Agreement is as set forth in the 1999 Form 10-KSB. There are no subscriptions, options warrants or other rights' agreements or commitments (oral or otherwise) obligating the Company to issue any shares of its capital stock or other securities.

     3.11  Certificate of Incorporation  and By-Laws.  Annexed hereto as Exhibit
3.11 is a true and complete copy of the Certificate of Incorporation and By-Laws of the Company as in effect on the date hereof, certified by the Secretary of the Company in the case of the By-Laws and by the Secretary of State of the State of Nevada in the case of the Certificate of Incorporation.

     3.12 Officers and Directors. Attached hereto as Schedule 3.12 is a list of the names and titles of all officers and directors of the Company.

     3.13 Liabilities, Etc.

          (a) The Company has filed all federal, state and local tax returns which are required to be filed by it, including its Federal Income Tax Returns and Nevada Franchise Tax

     Returns for the fiscal year ended December 31, 1999, and all taxes shown to be due thereon (together with any applicable penalties and interest) have been paid. Since December 31, 1999 the Company has not incurred any liability for taxes except in the ordinary course of business. The Company has paid or provided adequate reserves for all taxes which have become due for all periods prior to the date of this Agreement or pursuant to any assessments received by it or which the Company is obligated to withhold from amounts owing to any employee, creditor or other third party as at or with respect to any period prior to the date of this Agreement. The Federal Income tax Returns of the Company have never been audited by the Internal Revenue Service. The Company has not waived any statute of limitations in respect of taxes, nor agreed to any extension of time with respect to a tax assessment or deficiency.

          (b) On the date hereof, there are no liabilities, debts or obligations
     of  the  Company,  whether  accrued,  absolute,   contingent  or  otherwise
     ("Liabilities")

     3.14 Absence of Certain Events. Since December 31, 1999 the Company has been conducted solely in the usual and ordinary course. Without limiting the generality of the foregoing, the Company has not:

          (a) waived any right or rights of substantial value or paid, directly or indirectly, any Liability before such Liability became due in accordance with its terms;

          (b) other than in the ordinary and usual course of business, created any Liability (whether absolute or contingent and whether or not currently due and payable), or entered into or assumed any contract, agreement, arrangement, lease (as lessor or lessee), license or other commitment otherwise than in the ordinary and usual course of business; or

          (c) purchased, sold or transferred any assets other than in the ordinary and usual course of the operations of the Company; granted any security interest or other lien or encumbrance affecting any of its assets or properties other than in the ordinary and usual course of business and in amounts not material; or amended any agreement or contract to which the Company is a party or by which its assets and properties are bound.

     3.15 Adverse Developments. Since December 31, 1999 there has been no material adverse change in the business, operations or condition (financial or otherwise) of the Company; nor has there been since such date, any damage, destruction or loss, whether covered by insurance or not, materially or adversely affecting the business, properties or operations of the Company.

     3.16 Actions and Proceedings. Neither the Sellers nor the Company is a subject to any outstanding orders, writs, injunctions or decrees of any court or arbitration tribunal or any governmental department, commission, board, agency or instrumentality, domestic or foreign, against, involving or affecting the business, properties or employees of the Company or the Sellers' right to enter into, execute and perform this Agreement (or any of the transactions contemplated hereby). There are no actions, suits, claims or legal, administrative or arbitration proceedings or investigations, including any warranty or product liability claims (whether or not the defense thereof or liabilities in respect thereof are covered by policies of insurance) relating to or arising out of the business, properties or employees of the Company pending or, to the best knowledge of the Company and the Sellers, threatened against or affecting the Company.

     3.17 Compliance with Laws. The Company has complied in all material respects with all laws, ordinances, regulations and orders applicable to the conduct of its business, including all laws relating to environmental matters, employees and working conditions.

     3.18 Bank Accounts and Credit Cards. Except as set forth on Schedule 3.18, as of the date hereof, the Company does not have any bank account, safe deposit box or credit or charge cards.

     3.19 Stockholders. Annexed hereto as Exhibit 3.19 is a Shareholder List as provided by Pacific Stock Transfer dated May 12, 2000.

     3.20 Due Diligence. The Company and the Sellers have completed their due diligence investigation of Buyer, the results of which were satisfactory to Sellers.

     3.21 Capitalization; No Pre-Emptive Rights, Etc. The Company has authorized 5,000,000 shares of Common Stock. All of the issued and outstanding shares of Common Stock are duly authorized and validly issued and outstanding, fully paid and non-assessable. There are no pre-emptive rights (or other similar rights, including any rights of first refusal) outstanding relating to the 1,194,166 Shares and/or the 1,000,000 Shares and Warrants.

     3.22 Subsidiaries. Other than as set forth on Schedule 3.22, there are no corporations, partnerships or other business entities controlled by the Company. As used herein, "controlled by" means (i) the ownership of not less than fifty (50%) percent of the voting securities or other interests of a corporation, partnership or other business entity, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a corporation, partnership or other business entity, whether through the ownership of voting shares, by contract or otherwise. The Company has not made any investments in, nor does it own, any of the capital stock of, or any other proprietary interest in, any other corporation, partnership or other business entity.

     3.23 Environmental. As used in this Agreement, the term "Hazardous Materials" shall mean any waste material which is regulated by any state or local governmental authority in the states in which the Company conducts business, or the United States Government, including, but not limited to, any material or substance which is (i) defined as "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste" under any provision of Nevada law, (ii) petroleum, (iii) asbestos, (iv) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. 1251 et seq. (33 U.S.C. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. 1317), (v) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6901), or (vi) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. 9601 et seq. (42 U.S.C.
9601). The current operations of the Company and its current and, to the best of its knowledge, its past use comply and then complied in all material respects with all applicable laws and governmental regulations including all applicable federal, state and local laws, ordinances, and regulations pertained to air and water quality. Hazardous Materials, waste, disposal or other environmental matters, including the Clean Water Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Resource Conservation Recovery Act, and the statutes, rules and regulations and ordinances or the state, city and country in which The Company's property is located.

     3.24 Litigation, Compliance with Law. There are no actions, suits, proceedings, or governmental investigations (or any investigation of any self-regulatory organization) relating to the Company or to any of its properties, assets or businesses pending or, to the best of its knowledge, threatened, or any order, injunction, award or decree outstanding against the Company or against or relating to any of its properties, assets or businesses. The Company is not in violation of any law, regulation, ordinance, order, injunction, decree, award or other requirements of any governmental body, court or arbitrator relating to its properties, assets or business.

     3.25 Agreements and Obligations; Performance. Other than pursuant to this Agreement, the Company is not a party to, or bound by any: (i) contract, arrangements, commitment or understanding which involves aggregate payments or receipts in excess of $500, (ii) contractual obligation or contractual liability of any kind to any Company stockholder; (iii) contract, arrangement, commitment or understanding with its customers or any officer, employee, stockholder, director, representative or agent thereof for the repurchase of products, sharing of fees, the rebating of charges to such customers, bribes, kickbacks from such customers or other similar arrangements; (iv) contract for the purchase or sale of any materials, products or supplies which contain, or which commits or will commit it for a fixed term; (v) contract of employment with any officer or employee not terminable at will without penalty or premium or any continuing obligation of liability; (vi) deferred compensation, bonus or incentive plan or agreement not cancelable at will without penalty or premium or any continuing obligation or liability: (vii) management or consulting agreement not terminable at will without penalty or premium or any continuing obligation or liability; (viii) lease for real or personal property (including borrowings thereon), license or royalty agreement; (ix) union or other collective bargaining agreement; (x) agreement, commitment or understanding relating to the indebtedness for borrowed money; (xi) contract involving aggregate payments or receipts of $500 or more which, by its terms, requires the consent of any party thereto to the consummation of the transactions contemplated hereby; (xii) contract containing covenants limiting the freedom of the Company to engage or compete in any line of business or with any person in any geographic area;
(xiii) contract or opinion  relating to the acquisition or sale of any business;
(xiv) voting trust agreement or similar stockholders' agreement; and/or (xiv) other contract, agreement, commitment or understanding which materially affects any of its properties, assets or business, whether directly or indirectly, or which was entered into other than in the ordinary course of business.

     3.26 Permits and Licenses. The Company is in compliance in all material respects with all requirements, standards and procedures of the federal, state, local and foreign governmental bodies which issued such permits, licenses, orders, franchises and approvals.

     3.27 Employee Benefit Plans. The Company does not maintain and is not required to make contributions to any "pension" and "welfare" benefit plans (within the respective meanings of Sections 4(2) and 4(1) of the Employee Retirement Income Security Act of 1974, as amended).

     3.28 Trading. The shares of Common Stock are and have traded since February 1998 on the OTCBB under the symbol "LILM." The Company has not received any correspondence and/or notice (nor has any reason to believe it will in the future receive) regarding the continued eligibility of the Common Stock to be quoted on the OTCBB

     3.29 Insurance. The Company has no insurance policies.

4.  REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to the Company and the Sellers, both as of the date of this Agreement and as of the date of the Closing, as follows:

     4.1 Authorization of Agreement. The Buyer is fully able, authorized and empowered to execute and deliver this Agreement, and any other agreement or instrument contemplated by this Agreement, and to perform his, her or its obligations contemplated hereby and thereby. This Agreement, and any such other agreement or instrument, upon execution and delivery by Buyer (and assuming due execution and delivery hereof and thereof by the other parties hereto and thereto), will constitute the legal, valid and binding obligation of each of the Buyer, in each case enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of specific performance and other equitable remedies against the Buyer under or by virtue of this Agreement or such other agreement or instrument.

     4.2 No Buyer Defaults. Neither the execution and delivery of this Agreement, nor the consummation of the transaction contemplated hereby, will (i) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default under the terms of, any mortgage, bond, indenture or material agreement to which the Buyer is a party or by which the Buyer or any of their property or assets may be bound or materially affected, (ii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, the Buyer or upon the property of the Buyer, or
(iii) constitute a violation by the Buyer of any applicable law or regulation of any jurisdiction as such law or regulation relates to Buyer or to the property of the Buyer.

     4.3 No Litigation, Etc. There is no material suit, action, or legal, administrative, arbitration or other proceeding or governmental investigation pending or, to Buyer's best knowledge, threatened against, materially affecting or which will materially affect, the property of the Buyer.

     4.4 Investment Intent. The Buyer is acquiring the securities being purchased pursuant to this Agreement for its own account and for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of the Shares except in compliance with all applicable provisions of the Securities Act of 1933, as amended (the "Act"), the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws. The Buyers shall sign the form of Investment Letter annexed hereto as Exhibit 4.4.

     4.5 Legend. The Buyer understands that all certificates representing securities of the Company received by it pursuant to this Agreement shall bear the following legend, or one substantially similar thereto:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for those shares under the Securities Act of 1933, as amended, or an opinion satisfactory to the Company's counsel that registration is not required under said Act."

5.  PRE-CLOSING COVENANTS AND AGREEMENTS OF THE PARTIES.

     The Sellers and the Company and the Buyer (as to covenants they expressly are providing below in this Section 5) hereby covenant and agree that, from the date hereof and until the Closing:

     5.1 Access. The Company (and its subsidiaries) shall afford to the officers, attorneys, accountants and other authorized representatives of the Buyer free and full access, during regular business hours and upon reasonable notice, to the Company's books, records, personnel and properties (including, without limitation, the work papers prepared by its auditors) so that the Buyer may have full opportunity to make such review, examination and investigation as it may desire of the Company's (and its subsidiaries) business and affairs. The Company will cause its employees, accountants and attorneys to cooperate fully with said review, examination and investigation and to make full disclosure to the Buyer of all material facts affecting the Company's (and its subsidiaries) financial conditions and business operations.

     5.2 Conduct of Business. The Company (and its subsidiaries) shall each conduct its business only in the ordinary and usual course and make no material change thereto.

     5.3 Liabilities. Neither the Company (nor its subsidiaries) shall incur any obligation or liability, absolute and continent.

     5.4 No Breach. Each of the parties hereto will (i) use its best efforts to assure that all of its respective representations and warrants contained herein are true in all material respects at and as of the date hereof, and as of the Closing no breach shall occur with respect to any of the parties' covenants, representations or warranties contained herein that has not been cured by the Closing; (ii) not voluntarily take any action or do anything which will cause a material breach of or default respecting such covenants, representations or warranties; and (iii) promptly notify the other of any event or fact which represents a breach or default.

     5.5 Other SEC/NASD Filings, NASD Continued Listing. The Company shall file with the SEC and the NASD (if required) all required forms and disclosure items in a timely manner (which forms and disclosure items must be approved by legal counsel to the Company and the Buyer prior to filing and/or disclosure) required and/or relating to this Agreement or otherwise; and the Company shall take any and all actions to ensure that the shares of Common Stock continue to be eligible for quotation on the OTCBB and there shall be no notice of any possible proceeding to make the Common Stock not eligible for quotation on the OTCBB.

     5.6 Public Announcements. No party hereunder shall, without the express prior written consent of the Company and the Buyer make any announcement or otherwise disclose any information regarding this Agreement and/or the transactions contemplated hereby other than as required by law or otherwise deemed advisable in counsel's opinion to ensure compliance with public disclosure requirements under the federal securities laws; provided, however, that the parties hereto agree that the Current Report on Form 8-K substantially as annexed hereto as Exhibit 5.6 shall be filed with the SEC by the Company no later than two (2) business days following execution of this Agreement.

     5.7 Brokers. Except as set forth on Schedule 5.7 to this Agreement, each of the Company and the Sellers on the one hand and the Buyer on the other hand represent and warrant to the other that neither has employed any broker, finder or similar agent and no person or entity with which each has had any dealings or communications of any kind is entitled to any brokerage, finder's or placement fee or any similar compensation in connection with this Agreement or the transaction contemplated hereby.

     5.8 Expenses. Each of the parties hereto agrees to bear its own expenses in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transaction contemplated hereby.

     5.9 Further Assurances. Each of the parties shall execute such documents or other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated in this Agreement.

     5.10 No-Shop Agreement. Neither the Company nor any of the Sellers (nor any of their respective affiliates) shall directly and/or indirectly (a) initiate contact with, solicit or encourage any inquiries or proposals by, or (b) enter into any discussions or negotiations with, or disclose directly or indirectly any information concerning its business, prospects, and properties to, or afford any access to its properties, books and records to, any corporation, partnership, person, or other entity or group (other than Buyer and its affiliates, employees, representatives, and agents) regarding a sale of all or a portion of the Company's or the Sellers' securities of the Company or a merger, consolidation, or sale of all or a substantial portion of the assets of the Company or any subsidiary of the Company or any similar transaction until termination of this Agreement pursuant to Section 13 hereof.

6.  NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     6.1 Nature of Statements. All statements contained in any Schedule, certificate or other instruments delivered by or on behalf of any party hereto pursuant to this Agreement, shall be deemed representations and warranties by such party.

     6.2 Survival of Representations and Warranties. Regardless of any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations and warranties made hereunder or pursuant hereto or in connection with the transaction contemplated hereby shall survive the Closing and continue in effect through the first anniversary of the Closing except that the representations and warranties set forth in Section 3.23 (with respect to environmental law only) shall continue in effect until the expiration of the applicable statute of limitations, and the agreements of indemnity for claims set forth in Sections 8, 9 and 10 shall survive the Closing and continue in effect for the period during which such claims are enforceable.

7.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE BUYER

     The obligations of the Buyer to effectuate the Closing is subject to the fulfillment, prior to the date of Closing, of each of the following conditions (any one or more of which may be waived by the Buyer unless such condition is a requirement of law).

     7.1 Representations and Warranties. All representations and warranties of the Company and the Sellers contained in this Agreement and in any written statement, schedule or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the date hereof. Any changes in information set forth in the Schedules hereto shall be set forth on amended schedules which shall be delivered to the Buyer at the Closing. Except as set forth in such amended Schedules, all representations and warranties of the Company contained in this Agreement and in any written statement, schedule or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Closing.

     7.2 Covenants. The Company and the Sellers shall have performed and complied in all material respects with all covenants and other agreements required by (or contained in) this Agreement to be performed or complied with or by them prior to or at the Closing.

     7.3 No Actions. No action, suit, proceeding or investigation shall have been instituted against any of the Sellers or the Company, and be continuing before a court or before or by a governmental body or agency, and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby or which might materially and adversely affect the rights of the Buyer to consummate the transactions contemplated hereby.

     7.4 Approvals. Each of the Sellers and the Company shall have obtained all approvals and consents to consummate this Agreement and the transactions to be consummated at or immediately following the Closing, in accordance with all applicable laws, rules and regulations.

     7.5 Due Diligence. The Buyer shall have completed to its sole satisfaction its due diligence of the Company (its subsidiaries), the Sellers and all other items it deems necessary and/or advisable, and shall be satisfied with the results thereof.

     7.6 Stock Sale Agreement and Related Matters. The Company and Alewine shall have entered into the Stock Sale Agreement and the Escrow Agreement as provided in Section 14.2 below and the required stock certificates shall have been placed into escrow pursuant to the Escrow Agreement.

     7.7 Closing Documents. The Buyer shall receive all of the documents (executed where applicable) set forth in Section 2.2 and Section 2.3 of this Agreement, which documents shall be in form and substance reasonably satisfactory to Buyer and its legal counsel.

8.  CONDITIONS  PRECEDENT  TO THE  OBLIGATION  TO THE COMPANY AND
    THE SELLERS TO CLOSE

     The obligations of the Company and the Sellers to effectuate the Closing is subject to the fulfillment, prior to the date of Closing, of each of the following conditions (any one or more of which may be waived by the Buyer unless such condition is a requirement of law).

     8.1 Representations and Warranties. All representations and warranties of the Buyer contained in this Agreement and in any written statement, schedule or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the date hereof. Any changes in information set forth in the Schedules hereto shall be set forth on amended schedules which shall be delivered to the Company and the Sellers at the Closing. Except as set forth in such amended Schedules, all representations and warranties of the Buyer contained in this Agreement and in any written statement, schedule or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Closing.

     8.2 Covenants. The Buyer shall have performed and complied in all material respects with all covenants and other agreements required by (or contained in) this Agreement to be performed or complied with by it prior to or at the Closing.

     8.3 No Actions. No action, suit, proceeding or investigation shall have been instituted against the Buyer, and be continuing before a court or before or by a governmental body or agency, and be unresolved, to restrain or to prevent or to obtain damages in respect of, the carrying out of the transactions contemplated hereby, or which might materially and adversely affect the rights of the Sellers and the Company to consummate the transactions contemplated hereby.

     8.4 Approvals. The Buyer shall have obtained all required consents and approvals to this Agreement and the transactions to be consummated at or immediately following the Closing, in accordance with all applicable laws, rules and regulations.

     8.5 Closing Documents. The Sellers and/or the Company shall receive all of the documents set forth in Section 2.4 of this Agreement, which documents shall be in form and substance reasonably satisfactory to such parties and their legal counsel.

9.  INDEMNIFICATION BY THE COMPANY AND THE SELLERS.

     9.1 Claims Against the Company and the Sellers.

          (a) The Company and the Sellers, jointly and severally, shall indemnify and hold the Buyer harmless from and against any loss, damage or expense (including reasonable attorneys' fees) caused by or arising out of any claim made against the Company:

               (i) for any broker's or finder's fee or any similar fee, charge or commission incurred by the Company prior to or in connection with this Agreement or the transaction contemplated hereby;

               (ii) for any foreign, Federal, state or local tax of any kind arising out of or by reason of the existence or operations of the Company and/or the Sellers prior to the Closing, including, without limitation, any payroll taxes owed by the Company on account of compensation paid to any employee of the Company prior to such date;

               (iii) in respect of transactions occurring prior to the Closing arising under the Act, the Exchange Act, or any state blue sky or securities law;

               (iv) in respect of any salary, bonus, wages or other compensation of any kind owed by the Company to its employees for services rendered on or prior to the Closing;

               (v) for any damages to the environment caused by or arising out of any pollution resulting from or otherwise attributable to the operation of the business of the Company prior to the Closing;

               (vi) in respect of any payable of the Company incurred prior to the Closing;

               (vii) in respect of any liability or indebtedness for borrowed money or otherwise incurred on or before the Closing; and

               (viii) for expenses required to be borne by the Company and/or the Sellers under the provisions of this Agreement.

          (b) Other Matters. The Company and the Sellers, jointly and severally, shall also indemnify and hold the Buyer harmless from and against any loss, damage or expense (including reasonable attorneys' fees) caused by or arising out of (i) any breach or default in the performance by the Company and the Sellers of any covenant or agreement of the Company and the Sellers contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by the Company and the Sellers herein or in any Schedule, certificate or other instrument delivered by or on behalf of the Company and the Sellers pursuant hereto, and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal and accounting fees) incident to any of the foregoing.

10.  THE INDEMNIFICATION BY BUYER.

     The Buyer shall indemnify and hold harmless the Sellers from and against all loss, damage or expense (including reasonable attorneys' fees) caused by or arising out of (i) any breach or default in the performance by the Buyer of any covenant or agreement of the Buyer contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representation made by the Buyer herein or in any certificate or other instrument delivered by or on behalf of the Buyer pursuant hereto and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal and accounting fees) incident to the foregoing.

11.  NOTICE AND OPPORTUNITY TO DEFEND

     Promptly after the receipt by Buyer or the Company and/or the Sellers of notice of any action, proceeding, claim or potential claim (any of which is hereinafter individually referred to as a "Circumstance") which could give rise to a right to indemnification under this Agreement, such party (the "Indemnified Party") shall give prompt written notice to the party or parties who may become obligated to provide indemnification hereunder (the "Indemnifying Party"). Such notice shall specify in reasonable detail the basis and amount, if ascertainable, of any claim that would be based upon the Circumstance. The failure to give such notice promptly shall relieve the Indemnifying Party of its indemnification obligations under this Agreement, unless the Indemnified Party establishes that the Indemnifying Party either had knowledge of the Circumstance or was not prejudiced by the failure to give notice of the Circumstance. The Indemnifying Party shall have the right, at its option, to compromise or defend the claim, at its own expense and by its own counsel, and otherwise control any such matter involving the asserted liability of the Indemnified Party, provided that any such compromise or control shall be subject to obtaining the prior written consent of the Indemnified Party which shall not be unreasonably withheld. An Indemnifying Party shall not be liable for any costs of settlement incurred without the written consent of the Indemnifying Party. If any Indemnifying Party undertakes to compromise or defend any asserted liability, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party agrees to cooperate fully with the Indemnifying Party and its counsel in the compromise of or defense against any such asserted liability. All costs and expenses incurred in connection with such cooperation shall be borne by the Indemnifying Party, provided such costs and expenses have been previously approved by the Indemnifying Party. In any event, the Indemnified Party shall have the right at its own expense to participate in the defense of an asserted liability.

12.  MISCELLANEOUS

     12.1 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. No assignment of this Agreement or of any rights hereunder shall relieve the assigning party of any of its obligations or liabilities hereunder; provided, however, Buyer may assign the securities it receives pursuant to this Agreement.

     12.2 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, overnight courier, facsimile transmission or prepaid cable or telegram and confirmed in writing, or mailed first class, postage prepaid, by registered or certified mail, return receipt requested (mailed notices and notices sent by facsimile transmission, cable or telegram shall be deemed to have been given on the date sent) as follows:

         If to the Sellers, as follows:

                  George I. Norman III
                  149 East 900 South
                  Salt Lake City, Utah 84111

         With a copy to:

                  Leonard E. Neilson
                  8160 South Highland Drive
                  Suite 209
                  Sandy, Utah 84093

         If to the Buyer, as follows:

                  Commonwealth Associates, LP
                  830 Third Avenue
                  New York, New York 10022
                  Attention: Mr. Keith Rosenbloom

         With a copy to:

                  Gusrae, Kaplan & Bruno
                  120 Wall Street, 11th Floor
                  New York, New York 10005
                  Attention: Lawrence G. Nusbaum, Esq.

or in any case to such other address or addresses as hereafter shall be furnished as provided in this Section 12.2 by either of the parties hereto to the other party hereto.

     12.3 Waiver; Remedies. No delay on the part of any of the Sellers, the Company or Buyer in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any of the Sellers or Buyer of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity.

     12.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings (in writing, oral or otherwise) of the parties relating thereto including, but not limited to, the letter dated April 19, 2000 between the Buyer, the Sellers and the Company.

     12.5 Amendment. This Agreement may be modified or amended only by written agreement of the parties hereto.

     12.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

     12.7 Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to, arising out of or under this Agreement, shall be brought solely and exclusively in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby expressly covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

     12.8 Captions. All Section titles or captions contained in this Agreement, in any Schedule referred to herein or in any Exhibit annexed hereto are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

     12.9 Confidential Information. Each party agrees that such party and its representatives will hold in strict confidence all information and documents received from the other parties and, if the transactions herein contemplated shall not be consummated, each party will continue to hold such information and document sin strict confidence and will return to such other party all such documents (including the documents annexed to this Agreement) then in such receiving party's possession without retaining copies thereof, provided, however, that each party's obligations under this Section 12.9 to maintain such confidentiality shall not apply to any information or documents that are in the public domain at the time furnished by the others or that become in the public domain thereafter through any means other than as a result of any act of the receiving party or of its agents, officers, directors or stockholders which constitutes a breach of this Agreement, or that are required by applicable law to be disclosed.

13.  TERMINATION AND WAIVER.

     13.1 Termination. Notwithstanding anything herein or elsewhere to the contrary, Agreement may be terminated and the transactions provided for herein abandoned at any time prior to the Closing as follows:

          (a) By mutual written  consent of the Buyer,  Company and the Sellers;
     or

          (b) By the Company, the Sellers or the Buyer on May 26, 2000 if the Closing does not occur (unless extended by the parties or unless the failure to close is the result of the actions of the Company or the Sellers).

     13.2 Waiver. Any condition to the performance of any party hereto which legally may be waived on or prior to the Closing may be waived at any time by the party entitled to the benefit thereof by action taken or authorized by an instrument in writing executed by the relevant party or parties. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term, covenant, representation or warranty contained in this Agreement as a condition to such party's obligations hereunder shall release or affect any liability resulting from such breach, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, covenant, representation or warranty of this Agreement.

14. The Company's Post-Closing Agreements

     14.1 No Sales of Certain Securities. Subsequent to Closing, the Company will not sell any of its shares of Common Stock at a price of less than $.25 per share (or the proportional adjusted price in the event the Company effectuates a recapitalization and/ or stock split) until such time as the Company identifies a business opportunity or asset to acquire or merge into or with and appropriate agreements have been prepared.

     14.2 Sale of Subsidiary. No later than thirty (30) days from the date of Closing, the Company shall sell all of the issued and outstanding capital stock of its wholly-owned subsidiary, LILM, Inc. (the "Subsidiary"), to Alewine (or a designee of Alewine), for 100,000 shares of Common Stock, which 100,000 shares shall become shares of treasury stock of the Company, pursuant to the Stock Sale Agreement annexed hereto as Exhibit 14.2(a) which shall be entered into at the Closing and the 100,000 shares of Common Stock shall be placed into escrow with Leonard Neilson, Esq. The form of Escrow Agreement shall be as annexed hereto as
Exhibit 14.2(b).


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the day and year first above written.

                                   Lil MARC, INC.


                                   By:  /s/ George I. Norman III
                                        ---------------------------------------
                                        Name:  George I. Norman III
                                        Title: President

                                        /s/ George I. Norman III
                                        ---------------------------------------
                                        George I. Norman III

                                        /s/ Laurie J. Norman
                                        ---------------------------------------
                                        Laurie J. Norman

                                        /s/  Linda Bryson
                                        ---------------------------------------
                                        Linda Bryson


                                   ALEWINE LIMITED LIABILITY COMPANY


                                   By:  /s/ George I. Norman III
                                        ---------------------------------------
                                        Name:  George I. Norman III
                                        Title: Manager


                                   COMVEST CAPITAL PARTNERS, LLC

                                        /s/ Keith Rosenbloom
                                        ---------------------------------------
                                        Name:  Keith Rosenbloom
                                        Title:

                         LIST OF SCHEDULES AND EXHIBITS


A.   SCHEDULES

     1.1  Name and address of each Seller, stock certificate numbers, etc.

     3.12 Current officers and directors of the Company

     3.18 Bank Accounts

     3.22 Subsidiaries of the Company

     5.7  Brokers, Etc.


B. EXHIBITS

     1.2  Warrant

     3.11 Certificate of Incorporation, as amended (certified by the Secretary of State of the State of Nevada)/By-Laws, as amended (certified by the Secretary of Company)

     3.19 Stockholders' List (dated May 12, 2000)

     4.4  Investment Letter

     5.6  Form of Current Report on Form 8-K

     14.2(a) Stock Sale Agreement

     14.2(b) Escrow Agreement

                                  SCHEDULE 1.1

Exact Name and                     Number of Shares                           Dollar Amount to Be
Address of Seller                  Being Sold to Buyer    Certificate Number  Received for Sale of Shares(1)
-----------------                  -------------------    ------------------  ------------------------------
George I. Norman III                  45,000                    602           $ 11,663
149 Eat 900 South
Salt Lake City, Utah 84111

Laurie  J.Norman                      15,000                    603           $  3,719
149 Eat 900 South
Salt Lake City, Utah 84111

Alewine Limited Liability Company    495,833                    581
305 West Spring Mountain Road # 60    75,000                    579
Las Vegas, Nevada 89102               27,000                    604
                                      40,500                    618
                                      25,000                    619           $151,608

Linda Bryson                         570,833                    580           $148,010
9980-96 Scripps Vista Way
San Diego, California 92131

Totals                             1,294,166(2)                               $315,000
                                   ====================================================

----------

(1) $15,000 of the $315,000 purchase price shall be paid directly from the Sellers simultaneously at the Closing to the person set forth on Schedule 5.7.

(2) 100,000  shares of Common Stock owned by Alewine set forth in this  Schedule
1.1 will not be sold at the Closing but will be placed into escrow at the Closing pursuant to the Escrow Agreement (Exhibit 14.2(b)) to be sold to the Company pursuant to the Stock Sale Agreement to be entered into at the Closing (Exhibit 14.2(a)) for all of the outstanding capital stock of the Company's wholly-owned subsidiary.

                                  SCHEDULE 3.12


                         Current Officers and Directors


George I. Norman III            President, Chief Executive Officer and Director

Laurie J. Norman                Secretary, Treasurer and a Director

                                  SCHEDULE 3.18


                                  Bank Accounts


Wells Fargo Bank West, N.A.
P.O. Box 6995
Portland, Oregon 97228-6995


     1. Basic Business Checking (Account Number 089-5435576)


     Such account must be closed no later than the Closing with satisfactory proof of closing of such accounts.

                                  SCHEDULE 3.22


                           Subsidiaries of the Company


LILM, Inc., a Nevada corporation, is a wholly-owned subsidiary of the Company.

                                  SCHEDULE 5.7


                                  Brokers, Etc.


1.   By the Sellers:

     $15,000 to Stanley Moskowitz ("SM") from the $315,000 purchase price to be paid by the Buyer to the Sellers, which $15,000 shall be paid from such $315,000 purchase price.

2.   By the Buyer to SM:

     -    $15,000

     - 6,000 shares of Common Stock to be purchased by SM from the Company for $1,500 ($.25 per share) at or subsequent to the Closing.